Exhibit 99.1

PRELIMINARY COPY—SUBJECT TO COMPLETION, DATED JANUARY 26, 2018

PROXY CARD

FORUM MERGER CORPORATION

c/o Forum Investors I, LLC

135 East 57th Street

8th Floor

New York, New York 10022

SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

FORUM MERGER CORPORATION

The undersigned appoints David Boris and Marshall Kiev as proxies, and each of them with full power to act without the other, each with the power to appoint a substitute, and hereby authorizes either of them to represent and to vote, as designated on the reverse side, all common stock of Forum Merger Corporation (“Forum”) held of record by the undersigned on February 1, 2018 at the Special Meeting of Stockholders to be held on February 20, 2018, or any postponement or adjournment thereof. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxies’ discretion on such other matters as may properly come before the meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the accompanying proxy statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, 5, 6, 7 AND 8. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED.

(Continued and to be marked, dated and signed on reverse side)

[White Card]

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED ‘‘FOR’’ PROPOSALS 1 THROUGH 8 BELOW.

(1)	Pre-Merger Business Combination Proposal—to approve and adopt, an amendment of Forum’s amended and restated certificate of incorporation to increase the number of authorized shares of Class A Common Stock from 40,000,000 to 200,000,000 shares for the purpose of carrying out the Business Combination (as defined below).

☐ FOR	☐ AGAINST	☐ ABSTAIN

(2)

Business Combination Proposal—to adopt and approve, subject to and conditional on approval of the Pre-Merger Charter Amendment Proposal, the merger agreement (the “Merger Agreement”), dated November 30, 2017, by and among Forum, FMC Merger Subsidiary Corp., a newly-formed Delaware corporation and wholly-owned subsidiary of Forum (the “Merger Sub I”), FMC Merger Subsidiary

LLC, a newly-formed Delaware limited liability company and wholly-owned subsidiary of Forum (the “Merger Sub II”), on the one hand, and C1 Investment Cop., a Delaware corporation (“C1”), on the other hand, and approve the transactions contemplated thereby, including the merger of Merger Sub I with and into C1, as a result of which C1 will become a wholly-owned subsidiary of Forum, and a merger of the surviving corporation of the first merger with and into Merger Sub II (the “Business Combination”).

☐ FOR	☐ AGAINST	☐ ABSTAIN

(3)	The Escrow Amendment Proposal—to approve the Sponsor Earnout Letter and Amendment to Escrow Agreement, dated November 30, 2017, which amends the Escrow Agreement dated April 6, 2017, by and among Forum Investors I, LLC, Forum’s sponsor (the “Sponsor”), Forum and Continental Stock Transfer & Trust Company, to release 4,312,500 shares of Class F common stock of Forum (“Founders Shares”) purchased by the Sponsor the prior to Forum’s IPO from escrow to enable: (i) the cancellation of 1,058,125 Founders Shares immediately upon consummation of the Business Combination, (ii) subjecting 2,116,250 Founders Shares to forfeiture in the event the earnout provisions of the Merger Agreement are not met by C1 and a 180-day lock-up period and (iii) release 1,138,125 Founders Shares from escrow immediately upon consummation of the Business Combination;

☐ FOR	☐ AGAINST	☐ ABSTAIN

(4)	Nasdaq Proposal—to approve, for purposes of complying with applicable listing rules of The Nasdaq Stock Market Listing Rule 5635(d), the issuance of 16,570,312 shares of Class A common stock, par value $0.0001 per share, of Forum pursuant to the subscription agreements, dated November 30, 2017 by and among Forum and the investors named therein, in connection with the Closing of the Business Combination.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(5)	Post-Merger Charter Amendment Proposal—to approve and adopt, subject to and conditional on (but with immediate effect therefrom) the approval of the Business Combination Proposal, the Nasdaq Proposal and the Incentive Plan Proposal and the consummation of the Business Combination, the following amendments and restatements of Forum’s amended and restated certificate of incorporation:

(a)	to divide the Combined Entity’s board of directors into three classes with staggered three-year terms;

☐ FOR	☐ AGAINST	☐ ABSTAIN

(b)	to provide that any amendment to provisions of proposed Charter will require approval of the holders of a majority of all of the Combined Entity’s then-outstanding capital stock entitled to vote generally in the election of directors so long as Clearlake holds at least a majority of the Combined Entity’s then-outstanding shares of capital stock entitled to vote generally at an election of directors, and otherwise any such amendment will require the approval of the holders of at least 66 2⁄3% of the Combined Entity’s then-outstanding shares of capital stock entitled to vote generally at an election of directors;

☐ FOR	☐ AGAINST	☐ ABSTAIN

(c)	to provide that the Combined Entity opts out of Section 203 of the Delaware General Corporation Law, whhich prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with certain “interested stockholders” and their affiliates; for more information on Section 203 of the Delaware General Corporation Law, see the section entitled “Description of Securities of Forum—Certain Anti-Takeover Provisions of Delaware Law and our Amended and Restated Certificate of Incorporation and By-Laws”;

☐ FOR	☐ AGAINST	☐ ABSTAIN

(d)	to provide that we may not engage in certain “business combinations” with any “interested stockholder” (which excludes Clearlake and any of their direct or indirect transferees and any group as to which such persons) for a three-year period following the time that the stockholder became an interested stockholder, unless (1) prior to the date of the transaction, the Combined Entity’s board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; (2) the interested stockholder owned at least 85% of the Combined Entity’s voting stock outstanding upon consummation of the transaction, excluding for purposes of determining the number of shares outstanding (x) shares owned by persons who are directors and also officers and (y) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (3) on or subsequent to the consummation of the transaction, the business combination is approved by the Combined Entity’s board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2⁄3% of the outstanding voting stock which is not owned by the interested stockholder;

☐ FOR	☐ AGAINST	☐ ABSTAIN

(e)	to provide that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act of 1933, as amended;

☐ FOR	☐ AGAINST	☐ ABSTAIN

(f)	to provide that, subject to the limitations imposed by applicable law, directors may be removed with or without cause, by the holders of at least a majority of the Combined Entity’s then-outstanding shares of capital stock entitled to vote generally at an election of directors for so long as Clearlake, which, together with its affiliates and related persons, holds at least a majority of the Combined Entity’s then-outstanding shares of capital stock entitled to vote generally at an election of directors, or with cause by the holders of at least 66 2⁄3% of all of the Combined Entity’s then-outstanding shares of the capital stock entitled to vote generally at an election of directors;

☐ FOR	☐ AGAINST	☐ ABSTAIN

(g)	to provide that any action to be taken by the Combined Entity’s stockholders may be taken by written consent or electronic transmission pursuant to Section 228 of the Delaware General Corporation Law only so long as Clearlake holds a majority of the Combined Entity’s then-outstanding capital stock entitled to vote generally at an election of directors;

☐ FOR	☐ AGAINST	☐ ABSTAIN

(h)	to amend the name of the new public entity to “ConvergeOne, Inc.” from “Forum Merger Corporation”;

☐ FOR	☐ AGAINST	☐ ABSTAIN

(i)	to reclassify all shares of Class A Common Stock as “Common Stock”;

(j)	to increase the authorized shares of Common Stock to 1,000,000,000;

☐ FOR	☐ AGAINST	☐ ABSTAIN

(k)	to increase the authorized shares of preferred stock that the Combined Entity’s board of directors could issue to increase the number of outstanding shares to discourage a takeover attempt to 10,000,000;

☐ FOR	☐ AGAINST	☐ ABSTAIN

(l)	to make the Combined Entity’s corporate existence perpetual as opposed to Forum’s corporate existence terminating 24 months following the closing if its initial public offering, and to remove from the proposed Charter the various provisions applicable only to specified purpose acquisition corporations contained in Forum’s current amended and restated certificate of incorporation.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(6)	The Incentive Plan Proposal—to approve the 2018 Equity Incentive Plan, a copy of which is appended to this proxy statement/prospectus as Annex D, in connection with the Business Combination;

☐ FOR	☐ AGAINST	☐ ABSTAIN

(7)	The ESPP Proposal—to approve the 2018 Employee Stock Purchase Plan, a copy of which is appended to this proxy statement/prospectus as Annex E, in connection with the Business Combination; and

☐ FOR	☐ AGAINST	☐ ABSTAIN

(8)	The Adjournment Proposal—to consider and vote upon a proposal to approve the adjournment of the Special Meeting by the chairman thereof to a later date, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve Proposals 1, 2, 3, 4, 5, 6 and 7.

☐ FOR	☐ AGAINST	☐ ABSTAIN

MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT.	☐
PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED.

Signature	Signature	Date

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation, sign in corporate name by an authorized officer, giving full title as such. If stockholder is a partnership, sign in partnership name by an authorized person, giving full title as such.